Exhibit 10.2


                            ASSET PURCHASE AGREEMENT


THIS AGREEMENT dated the 18th day of January, 1999

BETWEEN:

         BINGO, INC.,
         a corporation incorporated pursuant to
         the laws of Anguilla and having an address of:
         P.O. Box 1127, The Hansa Bank Building,
         Landsome Road, The Valley,
         Anguilla, B.W.I.

         (herein called the "Vendor")


                                                           OF THE FIRST PART

AND:

         PROGRESSIVE GENERAL LUMMER, CORP.,
         a corporation incorporated pursuant to the laws of the state of Florida and having an address of:
         Suite 1500, P.O. Box 1078, 885 West Georgia Street,
         Vancouver, British Columbia, Canada, V6C 3E8

         (herein called the "Purchaser")


                                                           OF THE SECOND PART

WITNESSES THAT WHEREAS:

A. The Vendor is the registered holder of the second-level domain name"bingo.com" and is desirous of selling, assigning, transferring and relinquishing to the Purchaser all of its right, title and interest in and to that domain name and the registration thereof, on those terms and conditions hereinafter set forth;

B. The Purchaser is desirous of purchasing from the Vendor and of having assigned, transferred and relinquished to it all of the right, title and interest of the Vendor in and to the second-level domain name "bingo.com" and the registration thereof, on those terms and conditions hereinafter set forth;

NOW THEREFORE in consideration of the premises and the respective covenants, agreements representations and warranties of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

1    DEFINITIONS AND INTERPRETATION

1.1 For the purposes of this Agreement, unless the context otherwise requires, the following terms will have the respective meanings set out below and grammatical variations of such terms will have corresponding meanings:

     (a)  "Agreement" means this Asset Purchase Agreement;

     (b) "Business Quarter" means the period of three consecutive months commencing on July 1, 1999 and on each three-month anniversary thereof, as the case may be;

     (c) "Closing" means 5:00 p.m. (Pacific Standard Time) on January 27, 1999 or such other date and time as mutually agreed to by the Vendor and the Purchaser;

     (d) "Domain Name" means the second-level domain name "bingo.com" under the InterNIC internet domain name registration service provided and coordinated by Network Solutions, Inc. and includes all and any goodwill and intellectual property rights, including any trademarks or tradenames, that may be associated with the Domain Name;

     (e) "Escrow Agent" means Clark, Wilson, Barristers and Solicitors, Suite 800, 885 West Georgia Street, Vancouver, British Columbia;

     (f) "Gross Revenue" means, in respect of any specified period, the gross revenue of the Purchaser for that period, without setoff of any kind, as determined in accordance with United States generally accepted accounting principles and, where the period specified is a Business Quarter, reportable as such on the financial statements of the Purchaser for that Business Quarter (or, where that Business Quarter is the fourth Business Quarter of a fiscal year of the Purchaser, the financial statements of the Purchaser for that fiscal year, being, by implication, the difference between the gross revenue of the Purchaser reportable therein for that fiscal year and the aggregate gross revenue of the Purchaser previously reported for the first three Business Quarters of that fiscal year) required to be filed with the United States Securities and Exchange Commission;

     (g) "including" means including without limitation or prejudice to the generality of any description, definition, term or phrase preceding that word, and the word "include" and its derivatives will be construed accordingly;

     (h)  "Purchase Price" means:

          (i)  the greater of:

               (A)  the sum of $1,100,000; and

               (B) 4% of the Gross Revenue derived by the Purchaser during the period commencing on Closing and ending on December 31, 2098 ; and

          (ii) five hundred thousand (500,000) common shares without par value in the capital stock of the Purchaser (the "Purchase Shares");

          payable to the Vendor for the Domain Name as provided in section 3 herein.

1.2 Unless otherwise indicated, all dollar amounts in this Agreement are expressed in United States funds.

1.3 The division of this Agreement into sections and subsections and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or subsection refers to the specified section or subsection of this Agreement

1.4 In this Agreement, words importing the singular number only will include the plural and vice versa, words importing gender will include all genders and words importing persons will include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

2   PURCHASE AND SALE

2.1 Subject to the terms and conditions of this Agreement, effective as at Closing, the Vendor will sell, assign, transfer and relinquish to the Purchaser and the Purchaser will purchase from the Vendor the Domain Name, free and clear of all encumbrances, save and except the rights therein herein retained by the Vendor as security for payment of the balance of the Purchase Price.

3    PAYMENT OF THE PURCHASE PRICE

3.1  The Purchaser will pay the Purchase Price to the Vendor as follows:

     (a) upon execution of this Agreement, payment of a non-refundable deposit in the sum of twenty five thousand dollars ($25,000) (the "Deposit") by trust cheque payable to the Vendor,

     (b) on Closing, payment of the sum of one hundred and seventy-five thousand dollars ($175,000.00) by wire transfer to the account of the Vendor in accordance with the following instructions:

          To:     Barclays Bank Plc
                  75 Wall Street
                  New York
                  NY, USA.

                  ABA Number:               026002574
                  For Credit To:            Barclays Bank Plc
                                            Anguilla
                                            British West Indies

                  Account Number:           28019840265

                  For Further Credit
                    to the account of:      Bingo, Inc.

                  Account Number:           134 -7256

                  Advising:                 Donald Curtis
                                            Tel. (264) 497-3800

     (c) at those times specified in Schedule A attached hereto, payment of the balance of the cash portion of the Purchase Price in those amounts specified in that schedule by wire transfers to the account of the Vendor in accordance with the instructions specified in section 3.1
          (b); and

     (d) on Closing, issuance to the Vendor, as fully paid and non-assessable, five hundred thousand (500,000) common shares without par value in the capital stock of the Purchaser pursuant to Rule 144 of the United States Securities Act of 1933 (the "1933 Act").

3.2 The Purchaser will on or before August 15, 1999, report to the Vendor in writing the Gross Revenue of the Purchaser for the period commencing on Closing and ending on June 30, 1999 and will on or before the forty-fifth (45th) day after the end of each Business Quarter of the Purchaser, report to the Vendor in writing the Gross Revenue of the Purchaser for that Business Quarter.

4    DEFAULT

4.1 In the event that the Purchaser fails to make a payment in respect of the Purchase Price as provided in this Agreement, the Vendor will notify the Purchaser in writing of such default (a "Default Notice") and upon receipt of any particular Default Notice, the Purchaser shall have sixty (60) days within which to make the payment specified therein as being outstanding (the "Default Period" in respect of such Default Notice).

4.2 If, after the expiration of the Default Period in respect of any particular Default Notice, the Purchaser has not made the outstanding payment specified therein, the Purchaser will cause the Domain Name and all of the rights, title and interest of the Purchaser therein and thereto to be transferred, assigned and relinquished to the Vendor and will cause the Domain Name to be registered in name of the Vendor. To facilitate such transfer and registration in the event of such default, the Purchaser shall deliver to the Escrow Agent, pursuant to an Escrow Agreement to be entered into on Closing between the parties hereto and the Escrow Agent (the "Escrow Agreement"), not more than thirty (30) days after completion of registration of the Domain Name in the name of the Purchaser and, thereafter, if the form of document required by the administrator of the InterNIC internet domain name registration service to effect such transfer and registration is changed from time to time, forthwith after demand by the Vendor for a replacement therefor, a completed registrant name change agreement specifying the Vendor as the new registrant for the Domain Name, duly executed by an authorized officer of the Purchaser before a notary public (in whatever form, the "Registrant Name Change Agreement"). The Escrow Agent shall hold each and every Registrant Name Change Agreement unused so long as the Purchaser is not in default of payment of the Purchase Price as herein provided. If, after the expiration of the Default Period in respect of any particular Default Notice, the Purchaser has not made the outstanding payment specified in that Default Notice, the Escrow Agent is authorized and instructed to deliver, subject to the terms of the Escrow Agreement, the Registrant Name Change Agreement to the Vendor which may deliver same to the then administrator of the InterNIC internet domain name registration service in furtherance of registration of the Domain Name in the name of the Vendor.

4.3 Notwithstanding that the registrant name change agreement to be entered into between the Vendor and the Purchaser with respect to the Domain Name in order to give effect to this Agreement will specify that the Vendor desires to and does relinquish unto the Purchaser all of its interests in the registration of the Domain Name, the provisions of this section shall take precedence over the provisions of that registrant name change agreement and the Vendor shall be and continue to be entitled to, in the manner provided in this section, have the Domain Name and the rights, title and interests of the Purchaser therein and thereto transferred, assigned and relinquished to the Vendor in the circumstances specified in this section.

5    REPRESENTATIONS AND WARRANTIES OF THE VENDOR

5.1 The Vendor represents and warrants to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

     (a) the Vendor is a corporation duly incorporated, validly existing, and in good standing under the laws of Anguilla and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

     (b) the execution and delivery of this Agreement and the completion of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms;

     (c) the Vendor is the legal and beneficial owner of the Domain Name, free and clear of all encumbrances whatsoever, and is not a party to or bound by any contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Domain Name;

     (d) the Vendor has the right to convey the right, title, benefit and interest in the Domain Name to the Purchaser in the manner provided herein;

     (e) the Vendor is the registered owner of the Domain Name and all fees or other costs associated with maintaining the registration of the Domain Name have been paid as of January 1, 1999 and the registration of the Domain Name is in good standing with Network Solutions, Inc.;

     (f) no person other than the Purchaser has been granted any interest in or right to use all or any portion of the Domain Name;

     (g) the Vendor's use and sale of the Domain Name does not infringe upon, or induce or contribute to the infringement of, the intellectual property rights, domestic or foreign, of any other person;

     (h) the Vendor is not aware of any claim of infringement (or the inducing of or contribution to the infringement) of any intellectual property rights of any other person arising from the use of the Domain Name, nor has the Vendor received any notice that the use of the Domain Name infringes upon or breaches any intellectual property rights of any other person;

     (i) the Vendor understands and agrees that the Purchaser will be changing its corporate name to "Bingo.com" or some other similar name;

     (j) the Vendor understands and acknowledges that the Purchase Shares will carry a legend indicating that the Purchase Shares may not be traded except in compliance with the 1933 Act and the United States Securities Exchange Act of 1934 (the "1934 Act"); and

     (k) the Vendor acknowledges that issuance of the Purchaser's common stock has not been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency, or any foreign securities agency and that the Purchaser is not registered under the 1934 Act.

6    COVENANTS OF THE VENDOR

6.1 The Vendor hereby covenants to the Purchaser (which covenants shall survive closing) that it shall complete, sign and return to the Purchaser as soon as possible on request by the Purchaser any subscription agreements, documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law or as directed by the Purchaser's solicitors.

7    REPRESENTATIONS OF THE PURCHASER

7.1 The Purchaser represents and warrants to the Vendor as follows, with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated hereby, that:

     (a) the Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of State of Florida and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

     (b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a valid and binding obligation of the Purchaser in accordance with its terms; and

     (c) until the Purchase Price has been paid in full by the Purchaser, the Purchaser will not assign, transfer, relinquish, dispose of or encumber in any manner any of the rights, title, benefits or interests in and/or to the Domain Name without the written consent of the Vendor.

8.   CONVENANTS OF THE PURCHASER

8.1 The Purchaser hereby covenants with the Vendor (which covenants shall survive closing) that:

     (a) until the Purchase Price has been paid in full by the Purchaser, the Purchaser will use its commercially reasonable best efforts to preserve and protect the Domain Name and its rights to utilize the Domain Name, including the timely payment of all such sustaining and other fees as may from time to time be or become payable to the InterNIC internet domain name registration service and/or the administrator thereof, and, in the event that the Purchaser elects not to or fails or neglects to make any such payment or duly defend and preserve and protect such rights against any adverse claim or claims, the Vendor shall be entitled to make such payment or take all such actions, in its own name or in the name of the Purchaser, as the Vendor may deem necessary or prudent to defend against such claim or claims and to preserve and protect such rights, and to charge to the Purchaser any amounts so paid and the costs of any and all such actions taken;

     (b) until the Purchase Price has been paid in full by the Purchaser, the Purchaser will not assign, transfer, relinquish, dispose of or encumber in any manner any of the rights, title, benefits or interests in and/or to the Domain name without the written consent of the Vendor, and

     (c) provided that any applicable hold period has expired or the Purchase Shares are registered to be freely tradeable pursuant to a stock registration statement accepted by the Security and Exchange Commission, the Purchaser will , forthwith after being requested in writing by the Vendor to so do, exchange the legended certificates representing those of the Purchase Shares for unlegended certificates of mequal denomination.

9.   NON-MERGER

9.1 The representations, warranties, covenants, and agreements of the Vendor contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing, and the waiver of any condition contained herein will remain in full force and effect

9.2 The representations, warranties, covenants, and agreements of the Purchaser contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing and the waiver of any condition contained herein will remain in full force and effect.

10   TRANSACTIQNS OF THE VENDOR AT THE CLOSING

10.1 At the Closing, the Vendor will execute and deliver or cause to be executed and delivered:

     (a) all such documents and instruments as may be necessary to transfer the Domain Name, to the Purchaser and effectively vest good and marketable title to the Domain Name in the Purchaser free and clear of any encumbrances (except as provided herein) including without limitation, the InterNIC (Network Solutions Inc.) registrant name change agreement, a sample of which is attached as Schedule B (the "Domain Name Transfer Documents"); and

     (b) all such other documents and instruments as the Purchaser's solicitors may reasonably require.

10.2 The Purchaser agrees to immediately file with InterNIC the Domain Name Transfer Documents. If InterNIC for any reason does not effect transfer of the Domain Name, the Vendor will co-operate fully with the Purchaser to ensure transfer of the Domain Name, or will take such other steps as required to ensure the Purchaser's exclusive rights to the Domain Name.

11   TRANSACTIONS OF THE PURCHASER AT THE CLOSING

11.1 At the Closing the  Purchaser  will deliver or cause to be delivered to the
Vendor:

     (a) confirmation in writing from the Vendor's or the Vendor's solicitors' bank that that portion of the purchase price specified in section 3(b) hereof has been wire transferred to the account of the Vendor in accordance with the instructions specified in that section; and

     (b) confirmation in writing that ten (10) share certificates, each representing 50,000 common shares without par value in the capital stock of the Purchaser, legended in accordance with the requirements of Rule 144 under the 1993 Act and registered in the name of the Vendor at its address first set out above, have been delivered to the Escrow Agent.

11.2 The Escrow Agent is hereby irrevocably instructed to hold the Purchase Shares in escrow until:

     (a) confirmation (the "Confirmation") is received from InterNIC that the Domain Name has been transferred to the Purchaser in which case the Escrow Agent shall deliver the certificates representing the Purchase Shares to the Vendor; or

     (b) if the Confirmation is not received within thirty (30) days after Closing, the Escrow Agent shall deliver the certificates representing the Purchase Shares to the Purchaser.

12   TAXES

12.1 The Purchaser will be liable for and will pay all applicable sales taxes properly payable in connection with the sale of the Domain Name by the Vendor to the Purchaser.

13   SUCCESSQRS AND ASSIGNS

13.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

14   ENTIRE AGREEMENT

14.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, wan-antics or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as hereof provided.

15   TME OF ESSENCE

15.1 Time will be of the essence of this Agreement.

16   APPLICABLE LAW

16.1 This Agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties will be governed by, the laws of the state of Washington and the federal laws of the United States applicable therein without reference to its choice of law rules, and each party hereby submits to the jurisdiction of the state of Washington and all courts competent to hear appeals therefrom.

17   AMENDMENT AND WAIVER

17.1 No amendment or waiver of any provision of this Agreement will be binding on either party unless consented to in writing by such party. No waiver of any provision of this

Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise provided.

18   SEVERABILITY

18.1 If any provision or any part thereof is held by a court of competent jurisdiction, after appeals therefrom have been exhausted, to be unenforceable, invalid or illegal, then it will be severable or deemed to be limited in respect of such territory and time to the extent necessary to render such provision enforceable, valid or legal, and the remaining provisions will remain valid and binding.

19   COUNTERPARTS

19.1 This Agreement may be executed in several counterparts, each of which will be deemed to he an original and all of which will together constitute one and the same instrument.

20   ELECTRONIC MEANS

20.1 Delivery of an executed copy of this Agreement by electronic facsimile transmission, telecopy, telex, or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

21   NOTICES

21.1 Any notice or other documents required or permitted to be given under this Agreement will be in writing and may be given by personal service, telecopier or by prepaid registered mail, posted in Canada or by certified mail, posted in the United States, and addressed to the proper party at the address stated below:

     (c)  if to the Vendor:

          Bingo, Inc.
          P.O. Box 1127
          The Hansa Bank Building
          Landsome Road
          The Valley
          Anguilla, B.W.I.

          Telecopier No.: (264) 497-3801

          Attention: Ben Cutler

     (d)  If to the Purchaser:

          Progressive General Lumber, Corp.

          Suite 1500, P.O. Box 1078
          885 West Georgia Street
          Vancouver, British Columbia
          Canada, V6C 3E8

          Telecopier No.: (604) 688-9382

          Attention: Darren Little

or to such other address as any party may specify by notice. Any notice sent by telecopier will be deemed conclusively to have been effectively given and received at the time of successful transmission. Any notice sent by registered mail as aforesaid will be deemed conclusively to have been effectively given and received on the fifth business day after posting; but if at the time of posting or between the time of posting and the fifth business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then such notice will not be effectively given until actually received.

22   REFERENCES TO AGREEMENT

22.1 The terms "this Agreement", "hereof', "herein", "hereby", "hereto", and similar terms refer to this Asset Purchase Agreement and not to any particular clause, paragraph or other part of this Agreement. References to particular clauses are to clauses of this Agreement unless another document is specified.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement on the day of January, 1999.


BINGO, INC.


Per:  --------------------------------------
      Authorized Signatory


PROGRESSIVE GENERAL LUMBER,  CORP.


Per:  --------------------------------------
      Authorized Signatory

                                   SCHEDULE A

                 PAYMENT SCHEDULE FOR BALANCE OF PURCILASE PRICE

The balance of the Purchase Price shall be payable to the Vendor at the following times in the following amounts:

1. on August 29, 1999 four percent (4%) of the Gross Revenue of the Purchaser for the period commencing on Closing and ending on June 30, 1999; and

2. on the sixtieth (60th) day of each of the four Business Quarters next following the first Business Quarter the lesser of:

     (a)  the greater of

          (i) four percent (4% ) of the Gross Revenue of the Purchaser for the Business Quarter immediately preceding the Business Quarter in which such payment is required to be made; and

          (ii) the sum of $50,000; and

     (b) the sum of $1,100,000 less the aggregate of all cash payments theretofore made by the Purchaser in respect of the cash portion of the Purchase Price; and

3. on the sixtieth (60th) day of each of the four Business Quarters next following those four Business Quarters specified in section 2 above, the lesser of:

     (a)  the greater of

          (i) four percent (4% ) of the Gross Revenue of the Purchaser for the Business Quarter immediately preceding the Business Quarter in which such payment is required to be made; and

          (ii) the sum of $75,000; and

     (b) the sum of $1,100,000 less the aggregate of all cash payments theretofore made by the Purchaser in respect of the cash portion of the Purchase Price; and

4. on the sixtieth (60th) day of each of the four Business Quarters next following those four Business Quarters specified in section 3 above, the lesser of

     (a)  the greater of

          (i) four percent (4% ) of the Gross Revenue of the Purchaser for the Business Quarter immediately preceding the Business Quarter in which such payment is required to be made; and

          (ii) the sum of $100,000; and

     (b) the sum of $1,100,000 less the aggregate of all cash payments theretofore made by the Purchaser in respect of the cash portion of the Purchase Price; and

5. on the sixtieth (60th) day of the Business Quarter in which the aggregate of all cash payments made by the Purchaser pursuant to sections 1, 2, 3 and 4 above first equals or exceeds $1,100,000, in addition to the payment then being made pursuant to section 1, 2, 3 or 4 above in respect of the Business Quarter immediately preceding that Business Quarter, the difference between four percent (4% ) of the Gross Revenue of the Purchaser for the Business Quarter immediately preceding that Business Quarter and the amount then required to be paid in respect of the Business Quarter immediately preceding that Business Quarter pursuant to section 1, 2, 3 or 4 above; and

6. on the sixtieth (60th) day of each Business Quarter after the Business Quarter in which the aggregate of all cash payments made by the Purchaser pursuant to sections 1, 2, 3 and 4 above first equals or exceeds $1,100,000 and before and including the Business Quarter coming on January 1, 2098, four percent (4% ) of the Gross Revenue of the Purchaser for the Business Quarter immediately preceding the Business Quarter in which such payment is required to be made.